                                                                   Exhibit 10.10


                              EMPLOYMENT AGREEMENT
                                SMARTGATE, INC.

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 9th day of February, 2000, by and between SmartGate, Inc., a Nevada corporation, (the "Company") and Samuel S. Duffey ("Employee").

                                R E C I T A L S:

     WHEREAS, the Company is in the business of developing, manufacturing and marketing safety systems for closure devices based upon a proprietary technology licensed to SmartGate, L.C., a Florida limited liability company, from Radio Metrix, Inc. ("Business"); and

     WHEREAS, Employee is employed by SmartGate, L.C.; and

     WHEREAS, the Company is acquiring all of the outstanding stock of SmartGate, L.C. with the intent to operate SmartGate, L.C. as a subsidiary; and

     WHEREAS, the Company wishes to enter into this Employment Agreement superseding the Employment Agreement previously entered into between SmartGate, L.C. and Employee, thereby making Employee a direct employee of the Company commencing at the acquisition of SmartGate, L.C. by the Company; and

     WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations with respect to Employee's employment with the Company.

     NOW, THEREFORE, in consideration of Employee's employment or continued employment by the Company, in consideration of the mutual promises in this Agreement, in consideration of Employee's prior employment with and services to SmartGate, L.C., and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

     1. EMPLOYMENT AND TERM. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee's employment under this Agreement shall commence simultaneously with the acquisition of SmartGate, L.C. by the Company and shall continue in effect for a period of five years from the date thereof. This Agreement shall terminate at the end of said five-year period ("Termination Date"), unless earlier terminated or continued by the parties pursuant to Paragraph 6 hereinbelow.

     2. DUTIES. The Employee is employed by the Company to perform the duties, as specified from time to time by the Board of Directors and set forth on Exhibit "A" which is attached hereto, incorporated herein and made a part hereof ("Duties").

     3. COMPENSATION. As compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit "B" which is attached hereto, incorporated herein and made a part hereof ("Compensation").

     4. VACATIONS. Employee shall be entitled each year to a vacation as provided in Exhibit "B", during which time Employee's Compensation shall be paid in full.

     5.  FRINGE BENEFITS AND REIMBURSEMENT OF EXPENSES.

         a. Employee shall be entitled to participate in any group plans or programs maintained by the Company, if any, such as health insurance or other related benefits as may be in effect from time to time and offered to the other Employees of the Company ("Benefits").

         b. The Company will reimburse Employee for Employee's out-of-pocket expenses for entertainment, travel, and similar expenses reasonably incurred by Employee in the performance of Employee's Duties hereunder ("Expenses") provided such Expenses are consistent with policy and budgets established by the Board of Directors from time to time. The Employee shall provide an itemized account of such Expenses, itemizing such Expenses in reasonable detail, and reimbursement for Expenses approved by the Board of Directors or its designated officer shall be made in a reasonable time following the Employee's delivery of the itemized account.

         c. The Company shall provide Employee an automobile allowance as provided in Exhibit "B", plus reimbursement for auto insurance and for actual gasoline expenses for Company business.

     6.  TERMINATION OF EMPLOYMENT.

         6.1 The Company shall have no right or entitlement under any circumstances to terminate this Agreement except in accordance with the provisions of this Section 6. Prior to the end of the term of this Agreement, the Company may only terminate this Agreement as follows: (i) in the event of Employee's death with termination only in accordance with the provisions of Paragraph 6.2; or (ii) at the election of the Company in accordance with
Section 6.3, provided that the Company fully and completely satisfies the obligation to pay the Severance Package Compensation provided for in Section 6.3.

         6.2 In the event of Employee's death, this Agreement will terminate. The Company shall pay to Employee's estate or as otherwise designated by Employee, the following death benefit: (a) a fully paid life insurance policy with a death benefit in the amount of $2,000,000; or (b) should the Company fail to have such a life insurance policy in effect as provided in subsection
(a), an amount equal to the base salary to Employee for a period of five years, which may be paid at the same intervals as the compensation would have been paid had the employment not been terminated.

         6.3 Prior to the Termination Date, the Company may, upon 30 days written notice to the Employee, immediately thereafter terminate the Employee's employment for any reason and without regard to cause. In the event of such termination, the Company shall pay to Employee, a severance package consisting of the Compensation (as set forth on Exhibit "B") and Benefits as described in Paragraph 5 hereinabove (jointly referred to as the "Severance Package Compensation"), which would have been due and owing to Employee during the five-year period following the date of such Termination ("Severance Payment Period"). The Severance Package Compensation shall be paid during the Severance Payment Period at the same intervals as the Compensation and Benefits would have been paid had the employment not been terminated.

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         6.4 Prior to the Termination Date, the Employee may, upon 30 days written notice to the Company, terminate Employee's employment with the Company, and in such event, Employee shall not be entitled to any Compensation or Severance Package Compensation following the date of such termination.

         6.5 In the event this Agreement is not terminated prior to its Termination Date, as set forth hereinabove in this Paragraph 6, then in such event this Agreement shall terminate upon the Termination Date. Notwithstanding the foregoing, if the Company is profitable as determined by the Company's auditors, based upon generally accepted accounting principles consistently applied during the 12 month period immediately prior to the end of the term of this Agreement, this Agreement shall automatically be renewed for an additional five-year term, all pursuant to the terms and conditions of this Agreement.

     7. NON-COMPETITION. Simultaneously with his execution of this Agreement, Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit "C" which is attached hereto, incorporated herein and made a part hereof.

     8. CONFIDENTIALITY/WAIVER OF INTEREST. Simultaneously with the execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit "D" which is attached hereto, incorporated herein and made a part hereof.

     9. EMPLOYMENT AGREEMENT WITH SMARTGATE, L.C. Simultaneously with the commencement of this Employment Agreement between the Company and Employee, the Employment Agreement between the Employee and SmartGate, L.C. shall be automatically superseded and replaced by this Agreement without reducing or altering Employee's entitlement to unpaid compensation or benefits under said agreement with SmartGate, L.C.

     10. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

     TO THE COMPANY:                         TO THE EMPLOYEE:
     SmartGate, Inc.                         Samuel S. Duffey
     114 W. Magnolia Street, Suite 446       4400 Independence Court
     Bellingham, WA 98225                    Sarasota, FL 34234

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     11. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

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
     12. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and the Company regarding the employment of Employee.

     13. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

     14. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, with venue in Sarasota County, Florida.

     15. ATTORNEY'S FEES. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, than the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party's reasonable attorney's fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal.

     16. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

     17. WAIVER OF CONFLICT OF INTEREST. It is expressly acknowledged that Mr. Duffey is a partner in the law firm of DUFFEY & DOLAN, P.A. DUFFEY & DOLAN, P.A. performs legal services for SmartGate, L.C. and following closing may provide legal services to the Company. The Company expressly acknowledges the conflict of interest in hiring Mr. Duffey as an Employee and waives any such conflict of interest. It is at the request of the Company that Mr. Duffey serve both as an Employee and his law firm serve as legal counsel.

     18. PERMITTED ACTIVITIES. It is acknowledged that Employee is engaged in other business activities and has other employment relationships. The Company expressly permits Employee to engage in current and future business and employment activities at the discretion of Employee, which are in addition to the employment of Employee by the Company without any further approval or consent by the Company and Employee is entitled to earn and retain compensation as a result of such additional employment relationships or business activities. In furtherance of the foregoing and not in limitation thereof, it is expressly acknowledged and agreed by the Company that Employee is an employee, officer, director and stockholder of Radio Metrix, Inc., New Freedom, Inc., entities which have or may in the future have license agreements or sublicense agreements with Radio Metrix, Inc. and other entities, some of which have or may have business or financial relationships with the Company, SmartGate, L.C., Radio Metrix, Inc. or other entities. Potential conflicts of interest resulting from Employee's relationship with such entities are hereby waived by the Company and the continued relationship and involvement of Employee in such entities is expressly permitted.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

     THE COMPANY:                                 EMPLOYEE:
     SmartGate, Inc.

By:  /s/ Robert Knight                            /s/ Samuel S. Duffey
     ------------------------                     ------------------------
     Robert Knight, President                     Samuel S. Duffey


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
                                  EXHIBIT "A"

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                                SMARTGATE, INC.
                                      AND
                                SAMUEL S. DUFFEY

  In accordance with Paragraph 2, Employee shall perform the following duties:

         All duties associated with serving as Chairman and Treasurer.

                                  EXHIBIT "B"

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                                SMARTGATE, INC.
                                      AND
                                SAMUEL S. DUFFEY

     In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:

     1. $120,000 annual base salary, payable monthly, which shall automatically increase to $150,000 per annual base salary once the Company achieves three consecutive months of profit from operations, as determined by the Company's accountants and in accordance with generally accepted accounting principles consistently applied. At least annually, the Board of Directors shall review the base salary for increase based upon performance of the Company;

     2. $700 per month car allowance;

     3. Eight weeks vacation.

     4. A bonus as determined from time to time by the Company's Board of Directors. The Company's Board of Directors shall quarterly review and declare a bonus to Employee based upon the performance of the Company. It is anticipated by the parties that, based upon the performance of the Company, bonus compensation will constitute a significant part of Employee's overall compensation from the Company.